United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       May 29, 2013

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 29, 2013, Perficient, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders.  At the meeting, the stockholders voted on the following three proposals and cast their votes as follows to approve such proposals:

Proposal 1: To elect the following six nominees to the Company’s board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Jeffrey S. Davis	22,832,291	601,343	4,424,881
Ralph C. Derrickson	22,199,462	1,234,172	4,424,881
John S. Hamlin	22,431,397	1,002,237	4,424,881
James R. Kackley	22,426,196	1,007,438	4,424,881
David S. Lundeen	21,560,145	1,873,489	4,424,881
David D. May	22,074,429	1,359,205	4,424,881

Proposal 2: To approve the advisory resolution relating to the 2012 executive compensation:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
22,906,910	491,708	35,016	4,424,881

Proposal 3: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
27,312,015	519,005	27,495	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: May 31, 2013	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer